Exhibit 4.1

Zhaopin Limited

(Incorporated under the laws of the Cayman Islands)

Number	Shares
xxxx	xxxx

Share capital is US$20,000,000 divided into
(i) 1,000,000,000 Class A Ordinary Shares of a par value of US$0.01 each and
(ii) 100,000,000 Class B Ordinary Shares of a par value of US$0. 01 each and
(iii) 900,000,000 Shares of a par value of US$0.01 each

THIS IS TO CERTIFY THAT--------------------xxxxxx---is the registered holder of-------------------------------------xxxxxx------------- Shares in the above-named Company subject to the memorandum and articles of association thereof.

EXECUTED for and on behalf of the Company on ------------xxxxxx------------ by:

DIRECTOR ____